Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273569) and Form S-8 (Nos. 333-259586, 333-264758, 333-270113, and 333-277461) of PROCEPT BioRobotics Corporation of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 27, 2025